Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-161727 and No. 333-202065) of Changyou.com Limited of our report dated February 26, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

February 26, 2016